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                                              EXHIBIT 5

                                                        [CIGNA LOGO]
Thomas J. Wagner                                     One Liberty Place
Executive Vice President                             1650 Market Street
 and General Counsel                                 P.O. Box 7716
CIGNA Corporation                                    Philadelphia, PA 19192-1550

November 25, 1997

CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, Pennsylvania 19192-1550

Re:  CIGNA Corporation - Registration
     Statement on Form S-3
     --------------------------------

Ladies and Gentlemen:

As Executive Vice President and General Counsel of CIGNA Corporation (the "Company"), I have acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 ("Registration Statement") and Prospectus thereto ("Prospectus"), relating to a proposed shelf registration of Debt Securities, Common Stock, par value $l.00 per share, and Preferred Stock, par value $l.00 per share, of the Company, at a proposed maximum aggregate offering price of $800,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities may be Convertible Subordinated Debt Securities which, unless previously redeemed or otherwise purchased or acquired, will be convertible during the specified conversion period into shares of the Company's Common Stock, or may be Senior Debt Securities, which will not be convertible. The Senior Debt Securities are to be issued under an Indenture, dated January 1, 1994, ("Senior Indenture") between the Company and Marine Midland Bank, N.A. (now known as Marine Midland Bank), as Trustee, and the Convertible Subordinated Debt Securities are to be issued under an Indenture ("Convertible Subordinated Indenture") to be entered into by the Company and Marine Midland Bank, N.A. (now known as Marine Midland Bank), as Trustee.

The Senior Debt Securities may be sold pursuant to a proposed distribution agreement ("Distribution Agreement") wherein the Company would appoint agents for the purpose of soliciting offers to purchase the Senior Debt Securities from the Company, and who may also purchase the Senior Debt Securities as principals directly from the Company. The Senior Debt Securities may also be sold pursuant to a proposed underwriting agreement ("Senior Debt Underwriting Agreement").
The Convertible Subordinated Debt Securities are to be sold pursuant to a proposed underwriting agreement ("Convertible Subordinated Debt Underwriting Agreement"). The Common Stock and Preferred Stock are to be sold pursuant to an underwriting agreement ("Stock Underwriting Agreement"), the terms of which will be determined, and which will be entered into, by the Company and underwriters selected by the Company.
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In connection with this Opinion, I have examined, or caused to be examined, the
Senior Indenture and Senior Debt Underwriting Agreement, and forms of the Distribution Agreement, the Convertible Subordinated Debt Underwriting Agreement and the Convertible Subordinated Indenture (which were filed as exhibits to the Registration Statement), and have reviewed or caused to be reviewed, and have relied upon, originals, reproductions or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records of the Company and its subsidiaries, certificates of public officials and, as to matters of fact, officers of the Company and its subsidiaries, and such other documents, and have reviewed or caused to be reviewed such matters of law and consulted with such other attorneys within the Company's Legal Division and, as to matters of fact, such other officers and employees of the Company and its subsidiaries, as I have deemed appropriate for the purpose of rendering this Opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or reproduced copies. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

On the basis of the foregoing, when the Registration Statement becomes effective under the Act, the applicable Prospectus Supplement has been filed, the Distribution Agreement, the Senior Debt Underwriting Agreement, the Convertible Subordinated Debt Underwriting Agreement, the Convertible Subordinated Indenture and the Stock Underwriting Agreement have been duly executed, as applicable, I am of the opinion that (a) the Debt Securities have been duly authorized and, when and if duly executed, authenticated, issued and delivered against full payment therefor in accordance with the terms of the Distribution Agreement, the Senior Debt Underwriting Agreement or the Convertible Subordinated Debt Underwriting Agreement, as applicable, and the Senior Indenture or the Convertible Subordinated Indenture, as applicable, and the Prospectus and applicable Prospectus Supplement, will be legally issued and will constitute legally binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency, or other similar laws or equitable principles affecting creditors' rights generally and general principles of equity or at law, (b) the shares of Common Stock initially issuable upon conversion of the Convertible Subordinated Debt Securities have been duly authorized by the Company's Certificate of Incorporation and, when and if the Board of Directors of the Company or an authorized committee of the Board of Directors of the Company duly adopts a resolution
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authorizing the issuance of shares of Common Stock upon conversion of the
Convertible Subordinated Debt Securities, and when and if such shares of Common Stock have been duly issued and delivered upon such conversion in accordance with the terms of the Convertible Subordinated Debt Underwriting Agreement and the Convertible Subordinated Indenture, and the Prospectus and applicable Prospectus Supplement, such shares will be legally issued, fully paid and non-assessable, (c) the shares of Common Stock have been duly authorized by the Company's Certificate of Incorporation and, when and if the Board of Directors of the Company or an authorized committee of the Board of Directors of the Company duly adopts a resolution authorizing the issuance of shares of Common Stock, and when and if such shares of Common Stock have been duly issued and delivered against full payment therefor in accordance with the terms of the Stock Underwriting Agreement and the Prospectus and applicable Prospectus Supplement, such shares will be legally issued, fully paid and non-assessable, and (d) the shares of Preferred Stock have been duly authorized by the Company's Certificate of Incorporation and, when and if the Board of Directors of the Company or an authorized committee of the Board of Directors duly adopts a resolution and certificate of designation providing for the issue of shares of Preferred Stock in one or more series and providing for the terms thereof in accordance with the authorization expressly provided for in the Company's Certificate of Incorporation and files the certificate of designation with the appropriate Delaware state offices, and when and if such shares of Preferred Stock have been duly issued and delivered against full payment therefor in accordance with the terms of the Stock Underwriting Agreement and the Prospectus and applicable Prospectus Supplement, such shares will be legally issued, fully paid and non-assessable.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus to the Registration Statement (and, in each case, in any subsequent registration statement relating to an offering pursuant to Rule 462(b) of the Act) under the caption "Validity of Securities".

Very truly yours,



/s/ Thomas J. Wagner